EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-11685, 33-88135, 333-49298, 333-106422, 333-110245, 333-112011, 333-113629, 333-116548 and 333-125081) of Electronics for Imaging, Inc. of our report dated May 27, 2005, with respect to the consolidated financial statements of VUTEk, Inc. for the year ended December 31, 2004, which appears in this Form 8-K, as amended.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
August 11, 2005